UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

NANO NUCLEAR ENERGY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Nano Nuclear Energy Inc.

10 Times Square, 30th Floor,

New York, New York 10018

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT RELATING TO

2025 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement Supplement, dated March 25, 2025 (this “Supplement”), supplements the Definitive Proxy Statement of Nano Nuclear Energy Inc. (the “Company,” “”we,“ our,” “us”), filed with the Securities and Exchange Commission on February 28, 2025 (the “Proxy Statement”), relating to the Company’s 2025 Annual Meeting of Stockholders to be held on April 23, 2025 at 10:00 a.m. Eastern Time in a virtual meeting format only.

The purpose of this Supplement is to provide certain disclosure inadvertently omitted from the Proxy Statement related to the attendance of our directors at Board of Directors (the “Board”) and Board Committee meetings in our last fiscal year. Accordingly, the Proxy Statement disclosure under the heading “EXECUTIVE OFFICERS AND DIRECTORS” is amended to add the following disclosure:

Meetings of the Board and Board Committees

Our Board met or acted by unanimous written consent to action 11 times during our fiscal year ended September 30, 2024. All of the members of our Board were present during at least 75% of the Board meetings and all of the members of the respective committees of the Board were present during at least 75% of such committee meetings held. There were four Audit Committee meetings, two Compensation Committee meetings and no Nominating and Corporate Governance meetings held during our fiscal year ended September 30, 2024.  We expect all of our directors to attend the Annual Meeting virtually.

Except for the information in this Supplement, all information set forth in the Proxy Statement remains unchanged.